FOR IMMEDIATE RELEASE

MERRIMAN CURHAN FORD ESTABLISHES AN INDEPENDENT ADVISORY BOARD

Dean S. Barr, Michael T. Moe and Timothy L. Vaill Among the Initial Advisory Board Group

SAN FRANCISCO – June 3, 2009 – Merriman Curhan Ford Group, Inc. (NASDAQ: MERR) today announced that it has created an independent advisory board for its executive committee to benefit from the strategic advice of senior financial services professionals and former company board members.

The advisory board is separate from the company’s board of directors and will consult with Merriman’s senior executives on brokerage and asset management issues, as well as enhancing the investment bank’s network of contacts. The board has no fiduciary duties or predefined number of seats. The six initial advisory board members are:

•	Patrick H. Arbor – former chairman of the Chicago Board of Trade;

•	Dean S. Barr – former global chief investment officer of Deutsche Asset Management and head of liquid alternative investments at Citigroup Inc;

•	Raymond J. Minehan – former chief financial officer of Hambrecht & Quist, Inc. and chief administrative officer of Sutro & Co;

•
Michael T. Moe – co-founder and former chairman and CEO of ThinkEquity Partners, LLC and author of the critically acclaimed book, Finding the Next Starbucks: How to Identify and Invest in the Hot Stocks of Tomorrow;

•	Steven W. Town – former chairman and CEO of Amerex Group North America; and

•	Timothy L. Vaill – current chairman and CEO of Boston Private Financial Holdings, Inc.

Jon Merriman, chief executive officer of Merriman Curhan Ford, stated: “Pat, Dean, Ray, Michael, Steve and Tim have superb financial industry knowledge and strategic insight as entrepreneurs and senior executives at the country’s top financial services firms. I look forward to their ongoing insights and advice as we position the firm as a top voice of experience for underserved, fast-growing companies.”

Arbor, Minehan and Town recently stepped down from Merriman’s board of directors; the company is pleased to retain the advice and experience of these former directors on the new advisory board.

About Merriman Curhan Ford

Merriman Curhan Ford (NASDAQ: MERR) is a financial services firm focused on fast-growing companies and the institutions that invest in them. The company offers high-quality investment banking, equity research, institutional services and corporate & venture services, and specializes in three growth industry sectors: CleanTech, Consumer/Internet/Media and Health Care.  For more information, please go to www.mcfco.com.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 30, 2009. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 30, 2009, together with this press release and the financial information contained herein, is available on our website by going to www.mcfco.com and clicking on "Investor Relations."

This release is for information purposes only and should not be regarded as an offer to sell or solicitation to buy the securities or other instruments of the companies mentioned.

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At the Company:
Peter Coleman
Chief Financial Officer
Chief Operating Officer
(415) 248-5640
pcoleman@mcfco.com